UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2019 (January 14, 2019)

PetroQuest Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by PetroQuest Energy, Inc. (“PetroQuest,” the “Company,” “we,” “our,” and “us”) on November 6, 2018 (the “Petition Date”), the Company, PetroQuest Energy, L.L.C. (“PQE”) and certain of our wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for Southern District of Texas (the “Court”) to pursue a Chapter 11 plan of reorganization under the caption In re PetroQuest Energy Inc., et. al (Case No. 18-36322).

On January 14, 2019, the Company filed the Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 14, 2019 (the “Modified Plan”) with the Court that incorporates the terms of a settlement among the Debtors, the Creditors’ Committee, and the Consenting Creditors whereby the Creditors’ Committee and the holders of the Hoog/Lee Litigation Claims (as defined below) agreed to support confirmation of the Modified Plan. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Modified Plan.

The Modified Plan provides, among other things, for the modification of the treatment of certain claims. Under the Modified Plan, holders of Allowed General Unsecured Claims will receive aggregate cash consideration of $1,200,000, to be distributed as follows:

•

Holders of Allowed General Unsecured Claims (the “Convenience Subclass”) with a face amount equal to or less than $7,500 (the “Convenience Subclass Claims”) shall be entitled to a distribution equal to 50.0% of such Convenience Subclass Claim’s Allowed General Unsecured Claim. Holders of Allowed General Unsecured Claims in excess of $7,500 may elect, post-Effective Date, to reduce their Allowed General Unsecured Claim to $7,500 and receive treatment consistent with the Convenience Subclass Claims; provided, however, that holders of claims related to the Company’s 10% Second Lien Secured Senior Notes due 2021 and the Company’s 10% Second Lien Senior Secured PIK Notes due 2021 will not receive any distribution on account of their Allowed Second Lien Deficiency Claims; provided, further that, subject to the entry of an order authorizing the holders of the litigation claims arising from Kevin Hoog v. PetroQuest Energy, LLC et al., Case No. 16-cv-00463, pending in the United States District Court for the Eastern District of Oklahoma and Philip Lee v. PetroQuest Energy, LLC et al., Case No. 16-cv-00516, pending in the United States District Court for the Eastern District of Oklahoma (the “Hoog/Lee Litigation Claims”) to file a class proof of claim on account of such claims, the aggregate portion of the General Unsecured Claims Distribution distributed to the holders of the Hoog/Lee Litigation Claims shall not exceed $400,000.

•

Holders of Allowed General Unsecured Claims with a face value greater than $7,500 who have not elected to be treated as a Convenience Subclass Claim shall receive their pro rata share of the General Unsecured Claims Distribution Pool less (i) the funds distributed to holders of Allowed General Unsecured Claims in the Convenience Subclass and (ii) the reasonable out of pocket expenses of the GUC Administrator.

A copy of the Modified Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Modified Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Modified Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer